Exhibit 99.1

Eton Pharmaceuticals Expands Patent Portfolio with Issuance of New U.S. Patent for ET-600

●	Product has patent protection through 2044
●	Expected to be listed in the U.S. Food and Drug Administration's (FDA) Orange Book upon the product's approval

DEER PARK, Ill., February 7, 2025 (GLOBE NEWSWIRE) -- Eton Pharmaceuticals, Inc (“Eton” or the “Company”) (Nasdaq: ETON), an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases, today announced that the United States Patent and Trademark Office (USPTO) has granted the Company U.S. Patent No. 12,214,010, covering its ET-600 product candidate’s proprietary formulation of desmopressin oral solution. The patent expires in 2044 and is expected to be listed in the FDA Orange Book upon the product’s approval. The Company has an additional patent application related to the product under review with the USPTO.

ET-600 is a proprietary formulation of desmopressin oral solution under development for the treatment of diabetes insipidus. Desmopressin is the standard of care for diabetes insipidus, but there is not an FDA-approved oral liquid formulation. Currently, Desmopressin is only FDA-approved in injectable, tablet, and nasal form, none of which fully meet the pediatric need for small, precise, and titratable doses. As a result, many pediatric patients use unapproved liquid suspensions from compounding pharmacies, attempt to cut and measure fractional tablets, or take daily injections.

“This patent strengthens our growing intellectual property portfolio and underscores our commitment to delivering innovative treatments to underserved patient populations. The pediatric endocrinology community has expressed the significant need for a liquid form of desmopressin that can accurately and efficiently deliver small doses for children, and we are proud to have developed a formulation to meet their needs and to see our innovation recognized with a patent,” said Sean Brynjelsen, CEO of Eton Pharmaceuticals.

ET-600 previously passed a pilot bioequivalence study in 2024 and is currently undergoing its pivotal bioequivalence study. The Company expects to have study results at the end of February. If results are positive, the company anticipates filing a New Drug Application (NDA) with the FDA for the product by the second quarter of 2025.

About Diabetes Insipidus

Diabetes insipidus is a rare condition in which the body produces too much urine and is not able to retain water. If left untreated, diabetes insipidus can cause excessive dehydration and delayed or stunted growth in children. The condition is estimated to affect about 1 in 25,000 people, or approximately 3,000 pediatric patients in the United States.

About Eton Pharmaceuticals

Eton is an innovative pharmaceutical company focused on developing and commercializing treatments for rare diseases. The Company currently has seven commercial rare disease products: INCRELEX®, ALKINDI SPRINKLE®, GALZIN®, PKU GOLIKE®, Carglumic Acid, Betaine Anhydrous, and Nitisinone. The Company has four additional product candidates in late-stage development: ET-400, ET-600, Amglidia®, and ZENEO® hydrocortisone autoinjector. For more information, please visit our website at www.etonpharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with the expected ability of Eton to undertake certain activities and accomplish certain goals and objectives. These statements include but are not limited to statements regarding Eton’s business strategy, Eton’s plans to develop and commercialize its product candidates, the safety and efficacy of Eton’s product candidates, Eton’s plans and expected timing with respect to regulatory filings and approvals, and the size and growth potential of the markets for Eton’s product candidates. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Eton’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such drugs. These and other risks concerning Eton’s development programs and financial position are described in additional detail in Eton’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Eton undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.
T: 212-452-2793
E: lwilson@insitecony.com

Source: Eton Pharmaceuticals, Inc.